FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5919794

The Registrar of Companies for England and Wales hereby certifies that

DE FACTO 1413 LIMITED

having by special resolution changed its name, is now incorporated

under the name of

PAYMENTSHIELD GROUP HOLDINGS LIMITED

Given at Companies House, Cardiff, the 7th January 2008

C059197946

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC006B

File Copy

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 5919794

The Registrar of Companies for England and Wales hereby certifies that

DE FACTO 1413 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 30th August 2006

N0 5919794X

THE OFFICIAL SEAL OF THE
REGISTRAR OF COMPANIES

Companies House

for the record

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985